UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2009

Brigham Exploration Company
(Exact name of registrant as specified in its charter)

Delaware	001-34224	75-2692967
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6300 Bridgepoint Parkway Building Two, Suite 500 Austin, Texas	78730
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 427-3300

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operation and Financial Condition and Item 7.01 Regulation FD Disclosure
We are furnishing our press release dated March 31, 2009, which provides an operational update. The text of the press release is furnished as attached hereto as Exhibit 99.1.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
During our fourth quarter and year end conference call, which was held on March 12, 2009, we indicated that a number of initiatives were underway to improve liquidity given the reduction in commodity prices. These initiatives included targeting a 10% to 15% reduction in cash general and administrative costs. In order to meet this cost reduction goal, executive officers of the company volunteered to reduce their base salaries by 25% effective April 1, 2009. The reduction in base salary for each executive officer is reflected in the table below:

			Annualized Salary
		Prior Annualized	Effective
Executive Officer	Position	Salary	April 1, 2009
Ben M. Brigham	Chief Executive Officer,	$408,991	$306,743
	President and Chairman of
	the Board
Eugene B. Shepherd, Jr.	Executive Vice President	$287,693	$215,770
	and Chief Financial
	Officer
David T. Brigham	Executive Vice President —	$243,536	$182,652
	Land and Administration
	and Director
Jeffery E. Larson	Executive Vice President —	$228,283	$171,212
	Exploration
A. Lance Langford	Executive Vice President —	$235,220	$176,415
	Operations
Employees, including executive officers, subject to a salary reduction have the opportunity to take additional time off as work schedules allow.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibit 99.1 Press release dated March 31, 2009.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRIGHAM EXPLORATION COMPANY
Date: April 1, 2009
	By:	/s/ EUGENE B. SHEPHERD, JR.
Eugene B. Shepherd, Jr.
Executive Vice President & Chief Financial Officer

INDEX TO EXHIBITS

Item Number	Exhibit
99.1	Press release dated March 31, 2009.